UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

WELLS CORE OFFICE INCOME REIT, INC.
(Name of Registrant as Specified in its Charter)

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WELLS CORE OFFICE INCOME REIT, INC.
6200 The Corners Parkway
Norcross, Georgia 30092-3365

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS AND INTERNET AVAILABILITY OF PROXY MATERIALS

Dear Stockholder:
On Monday, August 12, 2013, we will hold our 2013 annual meeting of stockholders at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will begin at 1:30 p.m. eastern daylight time. Directions to the 2013 annual meeting of stockholders can be obtained by calling our Client Services department at 1-800-557-4830.
We are holding this meeting to:

1.	Elect three directors to hold office for one-year terms expiring in 2014.
The board of directors recommends a vote FOR each nominee.

2.	Attend to other business properly presented at the meeting.

Your board of directors has selected May 17, 2013 as the record date for determining stockholders entitled to vote at the meeting.
This proxy statement and proxy card are being mailed to you on or about May 31, 2013. Our 2012 Annual Report, which is not a part of the proxy soliciting material, has been mailed to each of our stockholders of record as of the close of business on May 17, 2013.
Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy:

(1)	over the Internet, using the control number shown on the enclosed proxy card;

(2)	by telephone, using the control number shown on the enclosed proxy card; or

(3)	by mail, using the enclosed proxy card.

Because we are a widely held REIT with more than 10,000 recordholders, your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2013:
Our Proxy Statement, Form of Proxy Card, and our 2012 Annual Report to Stockholders are also available at http://www.WellsCoreReit.com/proxy

By Order of the Board of Directors

Leo F. Wells, III
Chairman
Atlanta, Georgia
May 31, 2013

QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted on at our annual stockholders meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.
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Q:	Why did you send me this proxy statement?

A:
We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2013 annual stockholders meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting.

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Q:	What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who cannot attend a meeting in person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, you are giving your permission to vote your shares of common stock at the annual meeting. The people who will vote your shares of common stock at the annual meeting are Leo F. Wells, III, Douglas P. Williams, or Brian M. Davis, each of whom are our officers. They will vote your shares of common stock as you instruct, unless you return the proxy card and give no instructions. If you submit your proxy without instructions, the appointed proxies will vote FOR all of the director nominees. With respect to any other proposals to be voted on, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. They will not vote your shares of common stock if you do not return the enclosed proxy card. This is why it is important for you to return the proxy card to us (or vote by proxy via the Internet or by telephone) as soon as possible whether or not you plan on attending the meeting in person.

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Q:	When is the annual meeting and where will it be held?

A:
The annual meeting will be held on Monday, August 12, 2013, at 1:30 p.m. eastern daylight time at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. Directions to the 2013 annual meeting of stockholders can be obtained by calling our Client Services department at 1-800-557-4830.

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Q:	Who is entitled to vote?

A:
Anyone who is a stockholder of record at the close of business on May 17, 2013, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. Every stockholder is entitled to one vote for each share of common stock held, including fractional shares.

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Q:	How many shares of common stock are outstanding?

A:	As of May 17, 2013, there were 19,881,887.992 shares of our common stock issued and outstanding.

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Q:	What is a “quorum”?

A:
A “quorum” consists of the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or your proxy card is submitted as a broker non-vote, then your shares will be counted toward the presence of a quorum.

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Q:	What may I vote on?

A:	You may vote on the election of nominees to serve on the board of directors and on any other proposal to be voted on.
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Q:	How does the board of directors recommend I vote on the proposal?

A:	The board of directors recommends that you vote FOR each of the nominees for election as a director who are named as such in this proxy statement.
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Q:	How do I vote?

A:
You may vote your shares of common stock either in person or by proxy. Whether or not you plan to attend the meeting and vote in person, we urge you to have your proxy vote recorded in advance of the meeting. Stockholders have the following three options for submitting their votes by proxy: (1) over the Internet, using the unique control number found on the enclosed proxy card; (2) by telephone, using the unique control number found on the enclosed proxy card; or (3) by mail, using the enclosed proxy card. If you have Internet access, we encourage you to vote by proxy via the Internet. It is convenient and it saves us significant postage and processing costs. In addition, when you vote by proxy via the Internet or by phone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement. If you attend the annual meeting, you also may submit your vote in person, and any previous proxy votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the annual meeting. If you return your signed proxy card, your shares will be voted as you instruct, unless you give no instructions with respect to the proposal. In this case, unless you later instruct otherwise, your shares of common stock will be voted “FOR” the nominees for director. With respect to any other proposals to be voted on, your shares of common stock will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of Messrs. Wells, Williams, or Davis.

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Q:	What if I vote by proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying Douglas P. Williams, our Secretary;

(2)	attending the meeting and voting in person;

(3)	returning another proxy card, dated after your first proxy card, provided we receive the second proxy card before the annual meeting date; or

(4)	recasting your proxy vote via the Internet or by telephone.

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.
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Q:	Will my vote make a difference?

A:
Yes. As discussed below, your vote could affect the composition of our board of directors. Moreover, your presence by proxy or in person is needed to ensure that the proposals can be acted upon. Because we are a widely held REIT (with more than 10,000 recordholders), your vote is VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

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Q:	What are the voting requirements to elect the board of directors?

A:
With regard to the election of directors, you may vote “FOR ALL” of the nominees, you may withhold your vote for all of the nominees by voting “WITHHOLD ALL”, or you may vote for all of the nominees except for certain nominees by voting “FOR ALL EXCEPT” and listing the corresponding number of the nominee(s) for whom you want your vote withheld in the space provided on the proxy card. Under our charter a majority of the shares present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes and broker non-votes (discussed below) will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

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Q:	What is a “broker non-vote”?

A:
A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the annual meeting.

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Q:	How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the annual meeting other than the election of directors, if any other business is properly presented at the annual meeting, a signed proxy card gives authority to Leo F. Wells, III, our President; Douglas P. Williams, our Executive Vice President and Secretary; and Brian M. Davis, our Senior Vice President; and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

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Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2014 may do so by following the procedures prescribed in Section 2.12 of our Bylaws and in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). To be eligible for presentation to and action by the stockholders at the 2014 annual meeting, director nominations and other stockholder proposals must be received by Douglas P. Williams, our Secretary, no later than March 2, 2014. To also be eligible for inclusion in our proxy statement for the 2014 annual meeting, director nominations and other stockholder proposals must be received by Mr. Williams by January 31, 2014.

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Q:	Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of soliciting these proxies. We have contracted with Computershare Fund Services (“CFS”), to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay CFS fees of approximately $14,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials; dissemination of brokers' search cards; distribution of proxy materials; operating online and telephone voting systems; and receipt of executed proxies. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our officers and employees of our advisor or its affiliates may also solicit proxies, but they will not be specifically compensated for these services.

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Q:	Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing this proxy solicitation material, employees of CFS, employees of our advisor or its affiliates, and our officers also may solicit proxies in person, via the Internet, by telephone, or by any other electronic means of communication or by other means of communication we deem appropriate.

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Q:	If I share my residence with another stockholder, how many copies of the Annual Report and Proxy Statement will I receive?

A:
In accordance with a notice previously sent to our stockholders, we are sending only a single set of the annual report and proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and stems from rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us reduce costs. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address: Wells Capital, Inc. c/o DST Systems, Inc., P.O. Box 219073, Kansas City, MO 64121-6073, or call us at 1-800-557-4830. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

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Q:	What if I consent to have one set of materials mailed now but change my mind later?

A:
You may withdraw your householding consent at any time by contacting our Client Services department at the address and telephone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.

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Q:	The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

A:
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting our Client Services department at the address and telephone number provided above.

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Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

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Q:	Where can I find more information?

A:
You may access, read and print copies of the proxy materials for this year's annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: http://www.WellsCoreReit.com/proxy.

We also file annual, quarterly, and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC on the Web site maintained by the SEC at www.sec.gov. Our SEC filings also are available to the public at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

CERTAIN INFORMATION ABOUT MANAGEMENT
The Board of Directors
Our board of directors has oversight responsibility for our operations and makes all major decisions concerning our business. We currently have three directors, all of whom are being nominated for reelection at the annual meeting. We currently have no vacant director positions. Our board of directors held 17 meetings during 2012. For biographical information regarding our directors, see “Executive Officers and Directors” on page 17.
Our board of directors has established an Audit Committee and our charter has established a Conflicts Committee consisting of all of our independent directors. Information regarding each of the committees is set forth below.
Director Independence
Although our shares are not listed for trading on any national securities exchange, a majority of the directors, and all of the members of the Audit Committee and our Conflicts Committee are “independent” as defined by the New York Stock Exchange (the “NYSE”). The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). The board of directors has determined that Frank M. Bishop and Harvey E. Tarpley each qualify as an independent director under the NYSE standards.
The Audit Committee
General
The Audit Committee's primary function is to assist our board of directors in fulfilling its responsibilities by overseeing our independent auditors and reviewing the financial information to be provided to our stockholders and others, overseeing the system of internal control over financial reporting that our management has established, and overseeing our audit and financial reporting process. The Audit Committee also is responsible for overseeing our compliance with applicable laws and regulations and for establishing procedures for the ethical conduct of our business. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our board of directors in 2010. The Audit Committee Charter is available on our Web site at www.WellsCoreReit.com.
The members of the Audit Committee are Harvey E. Tarpley (Chairman) and Frank M. Bishop. Each of the members of the Audit Committee is “independent” as defined by the NYSE. The board has determined that Mr. Tarpley qualifies as the Audit Committee “financial expert” within the meaning of SEC rules. During 2012, the Audit Committee held four meetings.

Independent Auditors
During the year ended December 31, 2012, Deloitte & Touche LLP served as our independent auditor and provided certain domestic and international tax and other services. Deloitte & Touche LLP has served as our independent auditor since our formation. The Audit Committee has engaged Deloitte & Touche LLP as our independent auditor to audit our financial statements for the year ended December 31, 2013. The Audit Committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interest. Any decision to select new auditors would be disclosed to the stockholders in accordance with applicable securities laws.

Representatives from Deloitte & Touche LLP are expected to be present at the annual meeting, to have the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions posed by any stockholders.

Preapproval Policies
The Audit Committee's charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted nonaudit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors' independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee.
All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests or applications to provide services that require specific preapproval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Principal Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Chairman of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by all members of the Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chairman of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by Deloitte & Touche LLP and Deloitte Tax LLP for the year ended December 31, 2012, were preapproved in accordance with the policies and procedures described above.

Principal Auditor Fees

The Audit Committee reviewed the audit and nonaudit services performed by our principal auditor, as well as the fees charged by the principal auditor for such services. In its review of the nonaudit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of the principal auditor. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by our principal auditor for the years ended December 31, 2012 and 2011, are set forth in the table below.

	2012	2011
Audit fees	$360,000	$297,000
Audit-related fees	—	—
Tax fees	38,525	61,425
All other fees	—	—
Total fees	$398,525	$358,425

For purposes of the preceding table, the principal auditor's professional fees are classified as follows:

•
Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the principal auditor in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, including reviews of our financial statements included in the registration statements, as amended, related to our public offerings of common stock. Audit fees are presented for the period to which the audit work relates.

•
Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•
Tax fees - These are fees for all professional services performed by professional staff in our independent auditor's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services also may include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence. Tax fees are presented for the period in which the services were provided.

•	All other fees - These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

Report of the Audit Committee
The Audit Committee reviews the financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee's role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed the 2012 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding Communication with Audit Committees. The Audit Committee received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm's independence from us. In addition, the Audit Committee considered whether Deloitte & Touche LLP's provision of nonaudit services is compatible with maintaining its independence from us.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for the audit. The Audit Committee meets periodically with the internal auditor and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to the board of directors, and the board of directors approved, the inclusion of the 2012 audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

May 13, 2013                    The Audit Committee of the Board of Directors:
Harvey E. Tarpley (Chairman) and Frank M. Bishop

The Conflicts Committee
The members of our Conflicts Committee are Frank M. Bishop and Harvey E. Tarpley, both of whom are independent directors. Our charter empowers the Conflicts Committee to act on any matter that may be delegated to a committee under Maryland law. If a matter cannot be delegated to a committee under Maryland law but the Conflicts Committee has determined that the matter at issue is such that the exercise of independent judgment by affiliates of our advisor could reasonably be compromised, both the board of directors and the Conflicts Committee must approve the matter. Among the duties of the Conflicts Committee are the following:

•	reviewing and reporting on our policies (see “- Report of the Conflicts Committee - Review of Our Policies” below);

•	approving transactions with affiliates and reporting on their fairness to us (see “- Report of the Conflicts Committee - Transactions with Affiliates” below);

•	supervising and evaluating the performance and compensation of our advisor;

•	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter;

•	approving borrowings in excess of limits set forth in our charter;

•	approving acquisitions and dispositions; and

•	evaluating the performance of our officers.

In addition, our Conflicts Committee discharges the board's responsibilities relating to compensation of our executives and directors. In this regard, the Conflicts Committee administers the granting of certain awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, and other stock-based awards, to our officers, directors and to selected employees of Wells Core Office Income REIT Advisory Services, LLC (“Wells Core Advisor”), our advisor, Wells Capital, Inc. (“Wells Capital”), an affiliated company that Wells Core Advisor utilizes to provide advisory services to us, and Wells Management Company, Inc. (“Wells Management”), our property manager, and sets the terms and conditions of such awards in accordance with the 2010 Long-Term Incentive Plan, the terms of which are discussed in detail below under “Compensation of Directors - 2010 Long-Term Incentive Plan.” To date, no awards have been issued under this plan.

Under the terms of the 2010 Long-Term Incentive Plan, and only to the extent permissible under Maryland law, the Conflicts Committee may expressly delegate to any individual or group of individuals some or all of the committee's authority to administer the plan, including authority to designate participants, determine terms, conditions, and amounts of option awards, and to grant awards. However, no delegation of duties and responsibilities may be made to eligible participants in the plan who are, or who are anticipated to become, persons subject to the short-swing profit rules of Section 16 of the Exchange Act.
The primary responsibilities of the Conflicts Committee are enumerated in our charter. We do not have a separate charter for the Conflicts Committee. The Conflicts Committee held 14 meetings during 2012.

Report of the Conflicts Committee
Review of Our Policies
The Conflicts Committee has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.
Investment Policies. We focus our investment efforts on the acquisition of high-quality, income-generating office and industrial properties located in the United States and leased or pre-leased to creditworthy tenants and governmental entities. Although we may acquire other types of real estate, this focus is preferred because we believe it best enables us to achieve our goal of preserving investor capital and generating current income. Wells Core Advisor has extensive expertise with this type of real estate.
Working Capital Reserves. We may, from time to time, temporarily set aside offering proceeds, rather than pay down debt or acquire properties, in order to provide financial flexibility or in the event that suitable acquisitions are not available. While temporarily setting aside funds decreases the amount available to invest in real estate in the short term and, hence, may temporarily decrease future net income, we believe that it may be prudent under certain economic conditions to have these funds available in addition to funds available from operations and borrowings. Over the long term, we intend to use substantially all of our offering proceeds to invest in real estate.
Borrowing Policies. We have a limitation on borrowing that precludes us from borrowing in excess of 100% of the value of our net assets. Net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation and amortization, less total liabilities, calculated quarterly by us on a basis consistently applied. A majority of our Conflicts Committee may approve a higher level of borrowing upon determining that substantial justification exists and disclosing such excess to our stockholders in our next quarterly report, along with an explanation for such excess. Over the short term, we have a policy to temporarily draw on our existing credit facility to bridge timing differences that may arise between our ability to raise equity under our initial public offering and to source suitable acquisition prospects. Additionally, we may place long-term debt on our existing properties and those properties acquired in the future. The percentage of short-term and long-term debt used in our capital structure will depend on various factors to be considered in the sole discretion of our board of directors, including but not limited to: our ability to raise equity proceeds from the sale of our common stock in our initial public offering through its expected expiration on June 10, 2013; the availability of properties meeting our investment criteria, the availability of debt; and changes in the cost of debt financing. Over the long term, we have a policy of keeping our debt at no more than 50% of the cost of our assets (before depreciation and amortization) and, ideally, at significantly less than this 50% debt-to-real-estate-asset ratio. This conservative leverage goal could reduce the amount of current income we can generate for our stockholders, but it also reduces their risk of loss. We believe that preserving investor capital while generating stable current income is in the best interest of our stockholders. As of December 31, 2012, our debt-to-net-assets ratio was approximately 59% and our debt-to-real-estate-asset ratio was approximately 38%.

Policies Regarding Operating Expenses. We have the responsibility of limiting total operating expenses to no more than the greater of 2% of our average invested assets or 25% of our net income, as these terms are defined by our charter, unless the Conflicts Committee has determined that such excess expenses were justified based on unusual and non-recurring factors. For the four consecutive quarters ended December 31, 2012, total operating expenses represented 1.8% of average invested assets and 18.8% of net income.
Offering Policies. We are conducting a public offering of up to 200 million shares of common stock at $25 per share (with discounts available for certain categories of investors), plus additional shares offered under our distribution reinvestment plan. We believe that such offering is in the best interest of our stockholders because it increases the likelihood that we will be able to (i) maintain a moderate debt-to-real-estate-asset ratio over the long-term, thereby reducing risk in our portfolio and preserving investor capital, and (ii) invest in additional capital expenditures, including improvements to our existing properties, as well as, potential future real estate investments that will allow us to further diversify our portfolio. For the year ended December 31, 2012, the ratio of the costs of raising capital to the amount of capital raised was 11.0%. On January 29, 2012, our board of directors approved an extension of the termination date of the primary portion of our initial public offering from June 10, 2012 to June 10, 2013. On September 19, 2012, our board of directors determined that it is in our best interest not to conduct a follow-on public offering of shares of our common stock. Therefore, the primary offering is expected to terminate on June 10, 2013, pursuant to its terms.
Listing Policy. We believe it is in the best interest of our stockholders not to consider listing our common shares on a national exchange until our initial public offering has terminated. First, remaining unlisted at this time improves our ability to continue to raise new equity, which may be used to pay down existing debt and/or to invest in additional capital expenditures, including improvements to our existing properties as well as potential future real estate investments, to further diversify our portfolio. Second, we believe it could be more cost-effective to remain unlisted and re-evaluate costs with Wells Core Advisor at the present time than it would be to internalize all the resources necessary to operate a listed company. Our charter requires that in the event our stock is not listed on a national securities exchange by July 31, 2020, we must either seek stockholder approval to extend or amend this listing deadline or seek stockholder approval to begin liquidating investments and distributing the resulting proceeds to our stockholders.

Transactions with Affiliates
Our charter requires our Conflicts Committee to review and approve all transactions involving our affiliates and us. Prior to entering into a transaction with an affiliate that is not covered by our advisory agreement with Wells Core Advisor, a majority of the Conflicts Committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Ethics lists examples of types of transactions with affiliates that would create prohibited conflicts of interest. Under the Code of Ethics, our officers and directors are required to bring potential conflicts of interest to the attention of the chairman of our Audit Committee promptly. The Conflicts Committee has reviewed the material transactions between our affiliates and us since the beginning of 2012, as well as any such currently proposed transactions. Set forth below is a description of such transactions and the Conflicts Committee's report on their fairness.

Our Relationship with WREF and Wells Core Advisor
Our executive officers, Leo F. Wells, III, Douglas P. Williams, and Brian M. Davis are also executive officers of Wells Real Estate Funds, Inc. (“WREF”), our sponsor and the manager of Wells Core Advisor. Mr. Wells is the sole director of WREF and indirectly owns 100% of its equity. Wells Core Advisor provides our day-to-day management. Among the services provided by Wells Core Advisor under the terms of our advisory agreement are the following:

•	real estate acquisition services;

•	asset management services;

•	real estate disposition services;

•	property management oversight services; and

•	administrative services.

Wells Core Advisor is at all times subject to the supervision of our board of directors and has only such authority as we may delegate to it as our agent. The term of our current advisory agreement runs through June 10, 2013. From January 1, 2012 through the most recent date practicable, which was December 31, 2012, we have compensated Wells Core Advisor as set forth below.
We have incurred acquisition fees payable to Wells Core Advisor equal to 2.0% of gross proceeds from our public offerings of common stock for services in connection with the selection, purchase, development, or construction of real property. We incur such acquisition fees upon receipt of proceeds from the sale of shares. Acquisition fees from January 1, 2012 through December 31, 2012, totaled approximately $4.3 million.
Under the terms of our advisory agreement, we are obligated to reimburse Wells Core Advisor for organization and offering costs, including legal, accounting, printing, personnel expenses, and other accountable offering costs, equal to the lesser of actual costs incurred or 2.0% of the total gross offering proceeds raised. As of December 31, 2012, Wells Core Advisor had incurred aggregate organization and offering expenses on our behalf of approximately $18.5 million. As of December 31, 2012, cumulative other offering costs of approximately $8.8 million have been incurred and charged to additional paid-in capital related to our initial public offering, which represents approximately 2.0% of cumulative gross proceeds raised under our initial public offering. The remaining approximately $9.7 million will be charged to additional paid-in capital and will become payable to Wells Core Advisor as additional offering proceeds are raised under our initial public offering.
For asset management services in 2012, we generally paid monthly asset management fees equal to one-twelfth of 0.75% of the cost of all of our properties and our investments in joint ventures. Asset management fees incurred from January 1, 2012 through December 31, 2012, totaled approximately $3.0 million.
Additionally, we reimburse Wells Core Advisor for all costs and expenses it incurs in fulfilling its asset management and administrative duties, which may include wages, salaries, taxes, insurance, benefits, information technology, legal and travel, and other out-of-pocket expenses of employees engaged in ongoing management, administration, operations, and marketing functions on our behalf. We do not, however, reimburse Wells Core Advisor for personnel costs in connection with services for which Wells Core Advisor receives acquisition fees or real estate commissions. Administrative reimbursements from January 1, 2012 through December 31, 2012, totaled approximately $2.8 million.

We pay Wells Core Advisor a debt financing fee equal to 0.20% annually of the total capacity of all third-party financing arrangements (whether or not drawn) originated, obtained, or otherwise assumed by or for us, including mortgage debt, lines of credit, and other term indebtedness, provided that, notwithstanding the annual nature of the fee, in no event will we pay an aggregate amount of more than 0.50% of the amount available under any particular financing arrangement or refinancing of such arrangements. Debt financing fees from January 1, 2012 through December 31, 2012, totaled approximately $0.7 million.
The Conflicts Committee considers our relationship with Wells Core Advisor during 2012 to be fair. The Conflicts Committee evaluated the performance of Wells Core Advisor and the compensation paid to Wells Core Advisor in connection with its decision to renew our advisory agreement through June 10, 2013 and in connection with its decision to enter into a new advisory agreement with Wells Core Advisor that will be effective from June 11, 2013 through June 10, 2014 (the “Revised Advisory Agreement”). Under the Revised Advisory Agreement, the monthly asset management fee will be equal to one-twelfth of (a) 1.00% of the cost of all of our properties and investments in joint ventures, for so long as the cost of such properties and investments is less than or equal to $605,000,000 and (b) 0.50% of the cost of such properties and investments over $605,000,000. In addition, the Revised Advisory Agreement eliminates (i) the payment of the debt financing fee referenced above and (ii) the reimbursement of costs and expenses Wells Core Advisor incurs in fulfilling its duties as the asset manager, including wages and salaries of its employees. All other terms are materially consistent with the current advisory agreement in effect through June 10, 2013.

The Conflicts Committee believes that the amounts payable to Wells Core Advisor under the advisory current agreement and the Revised Advisory Agreement are similar to those paid by other publicly offered, unlisted, externally advised REITs and that this compensation is appropriate in order for Wells Core Advisor to provide the desired level of services to us and our stockholders. The Conflicts Committee bases its evaluation of Wells Core Advisor on factors such as (a) the amount of the fees paid to Wells Core Advisor in relation to the size, composition, and performance of our portfolio; (b) the success of Wells Core Advisor in generating opportunities that meet our investment objectives; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by Wells Core Advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection, and other fees; (e) the quality and extent of service and advice furnished by Wells Core Advisor; (f) the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments, and competence in dealing with distress situations; and (g) the quality of our portfolio relative to the investments generated by Wells Core Advisor for its own account.
Our Relationship with WIS
Mr. Wells indirectly owns 100% of our dealer-manager, Wells Investment Securities, Inc. (“WIS”). WIS is generally entitled to receive selling commissions of 7% of aggregate gross offering proceeds, except that no selling commissions are paid in connection with the sale of our shares under our distribution reinvestment plan. WIS reallows 100% of these selling commissions to broker/dealers participating in our public offering. From January 1, 2012 through December 31, 2012, we incurred selling commissions, net of discounts, of approximately $14.2 million to WIS, of which approximately 100% was reallowed to participating broker/dealers.
WIS also generally earns a dealer-manager fee of 2.5% of aggregate gross offering proceeds. WIS may reallow to participating broker/dealers up to 1.5% of aggregate gross offering proceeds. There is no dealer-manager fee for shares sold under our distribution reinvestment plan. WIS earned dealer-manager fees, net of discounts, from us of approximately $5.2 million from January 1, 2012 through December 31, 2012, of which approximately $2.8 million was reallowed to participating broker/dealers.
The Conflicts Committee believes that this arrangement with WIS is fair. The compensation payable to WIS reflects our belief that such selling commissions and dealer-manager fees will maximize the likelihood that we will be able to achieve our goal of acquiring a large, diversified portfolio of high-quality, income-producing properties.

Our Relationship with Wells Management
On August 11, 2010, our property management, leasing, and construction management agreement with Wells Management was executed. The management agreement was renewed on August 11, 2012 for an additional one-year term. Mr. Wells indirectly owns 100% of Wells Management. In consideration for supervising the management, leasing, and construction activities of certain of our properties, Wells Management may receive the following fees and reimbursements:

•
property management fees negotiated for each property managed by Wells Management; typically, this fee is equal to a percentage of the gross monthly income collected for that property for the preceding month;

•
leasing commissions for new, renewal, or expansion leases entered into with respect to any property for which Wells Management serves as leasing agent equal to a percentage as negotiated for that property of the total base rental and operating expenses to be paid to us during the applicable term of the lease, provided, however, that no commission shall be payable as to any portion of such term beyond 10 years;

•
construction management fees for projects overseen by Wells Management such as capital projects, new construction, and tenant improvements, which fees are to be market-based and negotiated for each property managed by Wells Management; and

•	other fees as negotiated with the addition of each specific property covered under the agreement.

The Conflicts Committee believes that these arrangements with Wells Management are fair and reasonable and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Property management, leasing, and construction fees incurred from January 1, 2012 through December 31, 2012 were approximately $0.6 million.

On February 28, 2013, Columbia Property Trust, Inc. (formerly Wells Real Estate Investment Trust II, Inc.) (“Columbia”) acquired from WREF the employees necessary to perform the requisite corporate and property management functions previously performed by its external advisor and property manager. As a result, Wells Management no longer enjoyed the services of many of the property management professionals we had relied on, and we decided to engage the services of third-party property managers to supervise the management, leasing, and construction activities of all of our properties.

May 13, 2013                    The Conflicts Committee of the Board of Directors:
Frank M. Bishop and Harvey E. Tarpley

Nomination of Directors
General
We do not have a standing nominating committee. However, our Conflicts Committee, which is composed of all of our independent directors, is responsible for identifying and nominating replacements for vacancies among our independent director positions. Our board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified and their qualifications assessed under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled exclusively by a committee composed only of independent directors, our board of directors has determined that the creation of a standing nominating committee is not necessary. Nominations for replacements for vacancies among non-independent director positions are considered and made by the full board. We do not have a charter that governs the director nomination process.
Board Membership Criteria
The board of directors annually reviews the appropriate experience, skills, and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment, and skills such as an understanding of commercial real estate, capital markets, the securities brokerage industry, commercial banking, insurance, business leadership, accounting, and financial management. No one person is likely to possess deep experience in all of these areas. Therefore, the board of directors has sought a diverse board of directors whose members collectively possess these skills and experiences. Other considerations include the candidate's independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold (or have held) positions or affiliations befitting a director of a large publicly held company and are (or have been) actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage. As detailed in the director biographies below, the board of directors believes that the slate of directors recommended for election at the annual meeting possess these diverse skills and experiences.
Selection of Directors
The board of directors and Conflicts Committee are responsible for selecting their own nominees and recommending them for election by the stockholders. Pursuant to our charter, however, the independent directors, through the Conflicts Committee, must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.
In order to be considered by the board of directors or the Conflicts Committee, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” on page 26. In evaluating the persons recommended as potential directors, the board of directors and the Conflicts Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the board of directors and the Conflicts Committee determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or the Conflicts Committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12, of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by calling our Client Services department at 1-800-557-4830.

Oversight of Executive Officer and Director Compensation

We do not have a standing compensation committee as we have no paid employees and our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are also officers of Wells Core Advisor and its affiliates and are compensated by these entities, in part, for their services to us. Thus, we do not expect our board of directors to be required to act upon matters of executive compensation. Our Conflicts Committee is, however, expected to act upon the continuation, renewal or enforcement of the advisory agreement with Wells Core Advisor pursuant to which Wells Core Advisor receives fees and reimbursement of expenses from which it compensates our executive officers. In addition, our Conflicts Committee annually reviews and approves the allocation methodology used by Wells Core Advisor and its affiliates for allocating reimbursable personnel costs among Wells-sponsored programs. Our Conflicts Committee is also responsible for discharging the board's responsibilities relating to the compensation of our directors and would be expected to act upon matters of executive compensation as necessary.

Stockholder Communications with the Board of Directors

We have established several means for stockholders to communicate concerns to the board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to the Chairman of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to the Chairman of our Conflicts Committee in care of our Secretary at our headquarters address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary.

Stockholders also may communicate concerns with our directors at our annual meeting. All of our directors were in attendance at our 2012 annual meeting. We expect all of our directors to be present at our 2013 annual meeting.

Board Leadership Structure and Role in Risk Oversight
President and Board Chair Positions
Mr. Wells serves as both our president and as chairman of our board of directors. As president, Mr. Wells manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. As chairman of the board, Mr. Wells presides over board and stockholder meetings, represents our company at public events and oversees the setting of the agenda for those meetings and the dissemination of information about our company to the board of directors. Our board of directors believes that it is appropriate for our company that one person serve in both capacities. Mr. Wells founded our company and devotes a substantial amount of his time to its management. With his greater knowledge of our company's day-to-day operations, our board of directors believes that Mr. Wells is in the best position to oversee the setting of the agenda for the meetings of the board of directors and the dissemination of information about our company to the board of directors. Our board of directors believes that our stockholders want Mr. Wells to preside over stockholder meetings and that his representation of our company at public events is good for our company's growth.
Some commentators regarding board leadership advocate separating the role of board chair and president, maintaining that such separation creates a system of checks and balances to prevent one person from having too much power. Our board of directors believes that this issue is less of a concern for our company than many others. Our board of directors has two independent directors out of a three-member board. Those two directors constitute the Conflicts Committee, which has the maximum power delegable to a board committee under Maryland law. As an externally advised company, many matters raise conflicts of interest. As a result, our Conflicts Committee largely directs the management of our company. Given the power and dominance of the Conflicts Committee, our board of directors has few concerns regarding concentration of power and believes it is in our best interest that Mr. Wells serve as both president and chairman of the board.

Risk Oversight
Our officers and Wells Core Advisor perform our day-to-day risk management activities under the direction of our board of directors. Our board of directors has delegated primary oversight of risk management to our Audit Committee. Periodically throughout the year, management and Wells Core Advisor report to the Audit Committee regarding risk management. The nature and content of those reports are responsive to the requests of the Audit Committee. At least once annually a formal enterprise risk management report will be presented by management to the full board of directors. As the Audit Committee is composed entirely of independent directors, the Audit Committee's role in overseeing risk management activities is consistent with our company's board leadership structure, i.e., oversight powers are concentrated in the hands of our independent directors.
Executive Officers and Directors
We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2013 annual meeting, and all of our directors are being nominated to be re-elected to serve until the 2014 annual meeting and until their successors are elected and qualified.

Name	Position(s)	Age	Year First Became a Director
Leo F. Wells, III	President, Chairman of the Board, and Director	69	2010
Douglas P. Williams	Executive Vice President, Secretary, and Treasurer	62	N/A
Brian M. Davis	Senior Vice President and Chief Financial Officer	43	N/A
Frank M. Bishop	Director	69	2010
Harvey E. Tarpley	Director	72	2010

Leo F. Wells, III has served as our President since our inception in July 2007 and as the chairman of the board of directors since July 2010. Mr. Wells previously served as one of our directors from July 2007 to June 2010 as well. He has also served as a director of Columbia since July 2003 and as President of Wells Timberland REIT, Inc. (“Wells Timber”) since September 2005. Mr. Wells served as President of Columbia from July 2003 to July 2010. Mr. Wells served as a director of Wells Timber since March 2012 and from September 2005 to June 2007. He is also the sole stockholder, sole director, and Treasurer of WREF, which he founded in 1984 and served as WREF's President from 1984 to February 2012. WREF directly or indirectly owns Wells Capital, Wells Core Advisor, Wells Management, WIS, Wells & Associates, Inc., Wells Development Corporation and Wells Asset Management, Inc. He is also the sole director, President and Treasurer of Wells Management; Wells Capital; Wells Development Corporation, a company organized in 1997 to develop real estate properties; and Wells Asset Management, Inc., a company organized in 1997, which served as an investment adviser to the Wells Family of Real Estate Funds. From 1997 to October 2010, Mr. Wells served as the President and a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which sponsored two publicly offered mutual funds. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978. Mr. Wells served as President and Chairman of the Board of Piedmont Office Realty Trust, Inc. (“Piedmont REIT”), formerly known as Wells Real Estate Investment Trust, Inc., a public REIT sponsored by WREF from 1998 until April 16, 2007, when Piedmont REIT acquired entities affiliated with WREF and became a self-advised REIT. From July 2006 to March 2008, Mr. Wells was the President and a director of Institutional REIT, Inc. (“Institutional REIT”), a prior publicly offered program that was sponsored by WREF and never commenced operations.
Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).
On August 26, 2003, Mr. Wells and WIS entered into a Letter of Acceptance, Waiver, and Consent (“AWC”) with the National Association of Securities Dealers, Inc. (“NASD”) relating to alleged rule violations.

The AWC set forth the NASD's findings that WIS and Mr. Wells had violated conduct rules relating to the provision of noncash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by WIS in 2001 and 2002. Without admitting or denying the allegations and findings against them, WIS and Mr. Wells consented in the AWC to various findings by the NASD, which are summarized in the following paragraph:
In 2001 and 2002, WIS sponsored conferences attended by registered representatives who sold its real estate investment products. WIS also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, WIS paid the costs of travel to the conference and meals for many of the guests, and paid the costs of playing golf for some of the registered representatives and their guests. WIS later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, WIS paid for meals for the guests. WIS also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for WIS products. This conduct violated the prohibitions against payment and receipt of noncash compensation in connection with the sales of these products contained in NASD's Conduct Rules 2710, 2810, and 3060. In addition, WIS and Mr. Wells failed to adhere to all of the terms of their written undertaking, made in March 2001, not to engage in the conduct described above, thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.
WIS consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. WIS and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells' one-year suspension from acting in a principal capacity ended on October 6, 2004.
Among the most important factors that led to the board of directors' recommendation that Mr. Wells serve as our director are Mr. Wells' leadership skills, integrity, judgment, knowledge of our company and Wells Core Advisor, commercial real estate expertise, knowledge of the retail securities brokerage industry, and public company director experience.
Douglas P. Williams has served as our Executive Vice President, Secretary, and Treasurer since our inception in July 2007. He also served as one of our directors from July 2007 to June 2010. Mr. Williams was the Executive Vice President, Secretary, and Treasurer of Columbia from 2003 until February 28, 2013, and has served as a director of Columbia since 2003. Mr. Williams has served as the Executive Vice President, Secretary, and Treasurer of Wells Timber since September 2005. Mr. Williams has served as a director of Wells Timber since March 13, 2013 and from September 2005 to June 2007. He is also a Senior Vice President of Wells Core Advisor. Mr. Williams has also served as Vice President of WREF and Vice President and Secretary of Wells Asset Management, Inc. since 1999. Mr. Williams served as a director, Vice President, Chief Financial Officer, and Treasurer of WIS, our dealer-manager from 1999 to August 2012. From 2000 to 2007, Mr. Williams served as Executive Vice President, Secretary, and Treasurer and a director of Piedmont REIT. Mr. Williams also served as Executive Vice President, Secretary, Treasurer, and a director of Institutional REIT from 2006 to 2008.
From 1996 until joining WREF in 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber, and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP. Mr.

Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with FINRA as a Financial and Operations Principal (Series 27 and 63). Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.
Brian M. Davis was appointed as our Senior Vice President and Chief Financial Officer on March 11, 2013. Mr. Davis has served as Senior Vice President and Chief Financial Officer of Wells Timber since March 13, 2013. In addition, he has served as Senior Vice President and Chief Financial Officer of Wells Timberland Management Organization, LLC since March 2009 and as Vice President from October 2007 through March 2009. Since February 2012, Mr. Davis has served as the Chief of Strategic Product Management for WREF with the responsibility for the strategic planning, development and leadership of the corporate finance organization. In addition, Mr. Davis has served as Senior Vice President of Wells Capital since February 2013.
From 2000 until joining WREF in 2007, Mr. Davis worked at Atlanta-based SunTrust Bank, where he held various positions, including client manager for the Asset Based Lending Group, where he was responsible for the origination and structuring of asset-based lending relationships developed from SunTrust's existing client base and prospects. Mr. Davis previously held positions with CoBank, ACB, of Denver, Colorado, as Capital Markets Officer from 1998 to 2000, and with SunTrust as Client Manager for the AgriFoods Specialty Lending Group from 1994 to 1998. Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.
Frank M. Bishop has served as one of our directors since June 2010. Since 2001, Mr. Bishop has served as the General Partner of AL III Management Co., an investment partnership with a focus on venture funds. From 1987 until 2001, Mr. Bishop served as a member of the senior management that built INVESCO into one of the largest publicly traded global investment management companies, with shareholder equity valued at approximately $4.5 billion at the time of his retirement in 2001. During Mr. Bishop's tenure at INVESCO, he served as the President and Chief Executive Officer of both INVESCO Capital Management and INVESCO, Inc., the North American operating subsidiary of AMVESCAP, PLC, which later became INVESCO, Ltd. (NYSE: IVZ). In his role at INVESCO, Mr. Bishop served as a director to multiple INVESCO management and advisory companies, including INVESCO Realty Advisors, INVESCO Management & Research, and PRIMCO Capital Management.
Since June 2007, Mr. Bishop has served as a director of Factor Trust, Inc., a global credit reporting agency company. Since February 2010, he has served as a director of Neothermal Energy, a start-up energy venture company. He also currently serves on the advisory boards of several companies, including the following: since January 2005, iP2BIZ, an early-stage investment company focusing on proprietary intellectual property; since June 2005, the Quality Group, a software training company; since 2004, Engent, Inc., a specialized hi-tech company; and since July 2009, the Seraph Group, an angel fund investment company. In addition to Mr. Bishop's extensive financial services experience, from 2001 to June 2005, Mr. Bishop served as an adjunct professor at Clemson University and the acting Chief Investment Officer for the Clemson University Endowment. Mr. Bishop received his Bachelor of Science degree in Engineering with honors from Clemson University and has completed the Financial Executive Program at the Darden Business School of the University of Virginia.
Among the most important factors that led to the board of directors' recommendation that Mr. Bishop serve as one of our directors are Mr. Bishop's leadership skills, integrity, judgment, investment expertise, public company director experience, and independence from management and our sponsor and its affiliates.
Harvey E. Tarpley has served as one of our directors since June 2010. From 1978 to 2010, Mr. Tarpley was a partner at Tarpley & Underwood, an accounting firm that he co-founded in 1978. Mr. Tarpley retired from Tarpley & Underwood in December 2010. At Tarpley & Underwood, he focused primarily on profit enhancement analysis, consulting on management matters, and assisting with income and estate tax matters. From 1978 to 1990, Mr. Tarpley managed the accounting and auditing practice, where he was engaged by manufacturing, distribution, construction, retail, service, and nonprofit companies. In 2011, Tarpley & Underwood merged with Windham Brannon, with the expanded firm continuing as Windham Brannon, P.C., CPAs.
Mr. Tarpley was a member of the Council of the American Institute for Certified Public Accountants from 1992 to 1995. From 1991 to 1992, he served as President of the Georgia Society of CPAs (“GSCPA”). Prior to that, Mr. Tarpley served as the Treasurer, Vice President, Director-at-Large, and President-Elect for the GSCPA from 1987 to 1991. From 1980 to 2006, he served on various task forces and committees of the GSCPA, including the following: the Uniform Accountancy Act Task Force; the Task Force on Restructuring the GSCPA; the Accounting Career Awareness committee; the Accounting and Auditing Review committee; the Insurance Advisory committee; the Personnel committee; and the Meritorious Service Award committee. In July 2009, he began his second term as a member of the Meritorious Service Award committee. In June 2009, Mr. Tarpley was awarded the GSCPA's Meritorious Service Award, the highest award given by the GSCPA. Since June 2008, Mr. Tarpley has served as a member of the board of directors of the GSCPA Educational Foundation and served as the President from June 2011 through May 2012. Additionally, from 1992 to 2000, Mr. Tarpley served as a member of the board of directors of the Accountants Professional Liability Insurance Group of Monterey, California, serving as President of that board from 1997 to 2000. Mr. Tarpley holds a Bachelor of Business Administration degree (concentration in accounting) from The University of Georgia.
Among the most important factors that led to the board of directors' recommendation that Mr. Tarpley serve as one of our directors are Mr. Tarpley's leadership skills, integrity, judgment, accounting and financial management expertise, and independence from management and our sponsor and its affiliates.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are also officers of Wells Core Advisor and its affiliates and are compensated by these entities, in part, for their services to us. Under the terms of the advisory agreement, Wells Core Advisor is responsible for providing our day-to-day management, subject to the authority of our board of directors. See “Certain Information about Management - The Conflicts Committee - Report of the Conflicts Committee” for a discussion of the fees paid and expenses reimbursed to Wells Core Advisor and its affiliates in connection with managing our operations.

Pursuant to our advisory agreement, we reimburse Wells Core Advisor for expenses incurred on our behalf, including the salaries of certain of our executive officers allocated to us based on time spent by such executive officers providing services to us. The efforts of Douglas P. Williams and Randall D. Fretz, our former Senior Vice President, on our behalf are only part of their responsibilities as employees of WREF and its affiliates, and consequently their salaries are allocated among several programs for reimbursement purposes. However, we are only required to reimburse Wells Core Advisor for organization and offering costs in an amount up to 2.0% of gross offering proceeds under the advisory agreement. When reimbursing Wells Core Advisor for organization and offering expenses, subject to the above-described limitation, we first reimburse all costs incurred to third parties to date; once all third-party costs have been reimbursed, we then reimburse Wells Core Advisor for personnel expenses, including expenses related to our allocable portion of the salaries of our executive officers incurred to date. Prior to 2012, portions of Messrs. Williams and Fretz's salaries were allocated to us based only on time spent providing services to us for offering-related activities, which are classified as organizational and offering expenses. For the years ended December 31, 2012, 2011 and 2010, no portion of Messrs. Williams and Fretz's salaries related to offering-related activities were reimbursed by us, as the amount of organization and offering expenses charged to us was significantly less than the amount of expenses incurred by Wells Core Advisor during those years. For the year ended December 31, 2012, a portion of Mr. Fretz's salary was allocated to us based on time spent providing services for operating-related activities; however, the amount allocated to us was less than $100,000 for Mr. Fretz.

Compensation of Directors
We have provided below certain information regarding compensation paid to or earned by our directors during the 2012 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Leo F. Wells, III(1)	—	—
John C. Alexander(2)	$54,500	$54,500
Frank M. Bishop	$63,000	$63,000
Harvey E. Tarpley	$68,000	$68,000

(1)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

(2)
Effective December 31, 2012, John C. Alexander resigned from our board of directors. Mr. Alexander did not have any disagreements with management on any matters related to our operations, polices or practices.

Cash Compensation
We pay each of our independent directors:

•	an annual retainer of $32,000;

•	$2,500 per each regularly scheduled board meeting attended;

•	$2,500 per each regularly scheduled Audit Committee meeting attended (the Audit Committee chairman receives an additional $500 for each meeting attended in person);

•	$1,500 per each regularly scheduled meeting of other committees attended (the chairman of each committee receives an additional $500 for each meeting attended in person); and

•	$250 per each special board meeting attended whether held in person or by telephone conference.

In addition, we have reserved 500,000 shares of common stock for future issuance pursuant to awards that may be granted under the 2010 Long-Term Incentive Plan (described below). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

2010 Long-Term Incentive Plan
We have adopted a 2010 Long-Term Incentive Plan, which includes the 2010 Independent Directors Compensation Plan. The incentive plan is intended to attract and retain officers, directors, advisors, and consultants considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The incentive plan authorizes the granting of awards in the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights, or SARs, which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the SAR grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the Conflicts Committee;

•
restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future, which right is subject to certain restrictions and to risk of forfeiture;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards at the discretion of the Conflicts Committee, including unrestricted stock grants.

All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the Conflicts Committee. We may not issue options or warrants to purchase our capital stock to Wells Core Advisor, our directors or officers, or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Conflicts Committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to Wells Core Advisor, our directors or officers, or any of their affiliates shall not exceed an amount equal to 10% of our outstanding capital stock on the date of grant.
The Conflicts Committee will administer the incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting, or settlement of awards may be subject to the attainment of one or more performance goals. Awards will not be granted under the incentive plan if the grant, vesting, or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by the Conflicts Committee, no award granted under the incentive plan will be transferable except through the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.
We have reserved an aggregate number of 500,000 shares for issuance pursuant to awards that may be granted under the incentive plan. In the event of a transaction between us and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the incentive plan will be adjusted proportionately, and the Conflicts Committee must make such adjustments to the incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the incentive plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
The term of the incentive plan is 10 years. The board of directors or the Conflicts Committee may terminate the incentive plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The board of directors or the Conflicts Committee may amend the incentive plan at any time, but no amendment to the incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation, or rule applicable to the incentive plan. No termination or amendment of the incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Conflicts Committee may amend or terminate outstanding awards, but such amendment or termination may require consent of the participant. Unless approved by our stockholders, the original term of an option may not be extended. Unless permitted by the anti-dilution provisions of the incentive plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, without approval by our stockholders.
No awards have been issued under the incentive plan, and we currently have no plans to issue any awards under the incentive plan.

Equity Compensation Plan Information
We have adopted the 2010 Long-Term Incentive Plan, which includes the 2010 Independent Directors Compensation Plan and which, collectively, we refer to as the incentive plan. The incentive plan is intended to attract and retain officers, directors, advisors, and consultants considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in our incentive plan. We have reserved an aggregate number of 500,000 shares for issuance pursuant to awards that may be granted under the incentive plan. The incentive plan was approved prior to commencement of our initial public offering by our board of directors and sole stockholder on June 7, 2010. No awards have been issued under the incentive plan, and we currently have no plans to issue any awards under the incentive plan.

STOCK OWNERSHIP
The following table shows, as of February 28, 2013, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage
Leo F. Wells, III(3)	20,306	*
Douglas P. Williams	221	*
Frank M. Bishop	3,355	*
Harvey E. Tarpley	—	—
All officers and directors as a group(3)	23,882	*
*Less than 1% of the outstanding common stock

(1)	Address of each named beneficial owner is c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

(2)	None of the shares are pledged as security.

(3)
Includes 8,000 shares of common stock purchased by WREF from us at $25.00 per share. Mr. Wells owns all of the shares of the capital stock of WREF and, therefore, is deemed to be beneficial owner of WREF's 8,000 shares of our stock.

Brian M. Davis was appointed Senior Vice President and Chief Financial Officer on March 11, 2013 and does not own any shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers, and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2012.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC now permits corporations to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the corporation provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding shares of our common stock, you should have already received a householding notification from us. If you have any questions or require additional copies of the annual disclosure documents, please contact our Client Services department by mail at Wells Capital, Inc. c/o DST Systems, Inc., P.O. Box 219073, Kansas City, MO 64121-6073 or by telephone at 1-800-557-4830. We will arrange for delivery of a separate copy of this proxy statement or our annual report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies. If you are a stockholder who receives multiple copies of this proxy statement or our annual report, you may request householding by contacting us in the same manner and requesting a householding consent form.

PROPOSALS YOU MAY VOTE ON
Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) over the Internet, using the unique control number found on the enclosed proxy card, (2) by telephone, using the unique control number found on the enclosed proxy card, or (3) by mail, using the enclosed proxy card. Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

PROPOSAL 1. ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of three nominees to our board of directors. Those persons elected will serve as directors until the 2014 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

• Leo F. Wells, III        • Frank M. Bishop
• Harvey E. Tarpley

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided on pages 17 through 20.
Vote Required

Under our charter, a majority of the shares present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

If you return a properly executed proxy card, unless you direct them to withhold your votes, the individuals named as proxies will vote your shares “FOR” the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated by the board of directors, the appointed proxies will vote your shares for the substituted nominee.

Recommendation
Your board of directors unanimously recommends a vote “FOR” all nominees listed for re-election as directors.

STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the next annual meeting must be received by our secretary, Mr. Douglas P. Williams, at our executive offices no later than January 31, 2014. However, if we hold our annual meeting before July 13, 2014 or after September 11, 2014, stockholders must submit proposals for inclusion in our 2014 proxy statement within a reasonable time before we begin to print our proxy materials. If a stockholder wishes to present a proposal at the 2014 annual meeting, whether or not the proposal is intended to be included in the 2014 proxy materials, our bylaws require that the stockholder give advance written notice to our secretary no later than March 2, 2014.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

WELLS CORE OFFICE INCOME REIT, INC.
PROXY FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Your Proxy Vote is important!

Please remember that you can Vote your Proxy by INTERNET or TELEPHONE.

It Saves Money! Voting by Internet or telephone saves postage costs, which can help minimize Wells Core REIT's expenses.

It Saves Time! Vote instantly by Internet or by telephone – 24 hours a day.

It's Easy! Just follow these simple steps:

1. Read your proxy statement and have it in hand.
2. Call toll-free ***1-888-218-4371***, or go to the website: ***www.WellsCoreREIT.com/proxy***
3. Follow the recorded or on-screen instructions.
4. Unless you wish to change your vote, **do *not* mail your Proxy Card if you vote by Internet or telephone.**

Please detach at perforation before mailing.

PROXY **PROXY**

WELLS CORE OFFICE INCOME REIT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS – AUGUST 12, 2013
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Leo F. Wells III, Douglas P. Williams, and Brian M. Davis, and each of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of WELLS CORE OFFICE INCOME REIT, INC., to be held on August 12, 2013, at 1:30 p.m. at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of the Annual Meeting of Stockholders, the proxy statement, and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees in Proposal 1. The proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including but not limited to the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the August 12, 2013, meeting date.

Internet and telephone proxy authorization must be received by 1:30 p.m. (ET), August 12, 2013, in order for your votes to be certified in the final tabulation. In the event that the Annual Meeting is adjourned, Internet and telephone proxy authorizations must be received by the day the meeting is resumed.

VOTE BY INTERNET: www.WellsCoreREIT.com/proxy
VOTE BY TELEPHONE: 1-888-218-4371

999 9999 9999 999

Note: Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

Stockholder sign here ____________________ Date

Co-Owner sign here ____________________ Date

CORE_24809_051313

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Wells Core Office Income REIT, Inc. Stockholder Meeting to Be Held on August 12, 2013

You are receiving this communication because you hold shares in Wells Core Office Income REIT, Inc. ("Wells Core REIT"). This is to inform you that the materials you should review before casting your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you in this packet and online. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement for this meeting and the 2012 Annual Report are available at: www.WellsCoreREIT.com/proxy

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY.

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.
IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TOUCH-TONE PHONE.
PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

Unless you direct otherwise, this submitted proxy will be voted as our board recommends.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AS DESCRIBED IN THE PROXY STATEMENT.

1. To vote for the election of directors:

			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
01. Leo F. Wells, III	02. Frank M. Bishop	03. Harvey E.Tarpley	☐	☐	☐

To withhold authority to vote "FOR" any individual nominee, mark the "FOR ALL EXCEPT" box and write the nominee'(s) number(s) on the line below.

____

	YES	NO
I PLAN TO ATTEND THE ANNUAL STOCKHOLDER MEETING AT 1:30 P.M. (ET), ON AUGUST 12, 2013 IN NORCROSS, GA.	☐	☐

YOUR VOTE IS IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY.

CORE_24609_051313